SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

May 29, 2009
Date of Report (Date of earliest event reported)

Schiff Nutrition International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 29, 2009, Schiff Nutrition Group, Inc., a Utah corporation and wholly-owned subsidiary of the registrant (“SNG”), entered into the Second Amended and Restated License and Product Supply Agreement (the “Amended Agreement”) with Unigen Pharmaceuticals, Inc. (“Unigen”).

The Amended Agreement provides for SNG’s purchase of its requirements of a key ingredient for its joint care products.  Unigen has patents and patents pending relating to the key ingredient, and has granted SNG non-exclusive rights to market and sell the ingredient for joint care purposes in certain classes of trade in the United States and certain other countries.  Unigen, Inc., a corporation of the Republic of Korea of which Unigen is a wholly-owned subsidiary, provides a guarantee of certain of Unigen’s monetary obligations under the Amended Agreement.

The term of the agreement extends to May 28, 2014, with automatic one-year extensions unless terminated by SNG or by Unigen upon SNG’s breach of the agreement and failure to cure the breach within a prescribed time period.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the full text of the Amended Agreement incorporated by reference hereto as Exhibit 10.1.

Item. 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1 Second Amended and Restated License and Product Supply Agreement dated as of May 29, 2009 between Unigen Pharmaceuticals, Inc. and Schiff Nutrition Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schiff Nutrition International, Inc.

	By:	/s/ Joseph W. Baty
June 4, 2009		Name: Joseph W. Baty
Title: Executive Vice President & Chief Financial Officer